UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AerSale Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED APRIL 28, 2026

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2026

This proxy statement supplement (the “Supplement”), dated May 1, 2026, supplements the definitive proxy statement (the “Proxy Statement”) of AerSale Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2026 relating to the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Thursday, June 11, 2026, at 10:30 a.m. Eastern time via live webcast at www.virtualshareholdermeeting.com/ASLE2026.

Engagement of Proxy Solicitor

Subsequent to the filing of the Proxy Statement, the Company engaged Georgeson LLC to assist in the solicitation of proxies for the Annual Meeting for a fee of approximately $15,750 plus reasonable out-of-pocket expenses. The costs of solicitation will be borne by the Company.

This Supplement is being filed with the SEC and made available to stockholders on May 1, 2026. Other than as described in this Supplement, the information in the Proxy Statement remains unchanged, and this Supplement does not otherwise supplement, amend or affect the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to stockholders in connection with the Annual Meeting.